Exhibit 99.1

Revenue and Adjusted EBITDA (Unaudited)

Revenue and Adjusted EBITDA (Unaudited)

	Fiscal Year Ended December 31,				LTM 3/31/2007
($ in millions)	2003	2004	2005	2006
Net Revenue (1)
Syniverse	$241.9	$308.7	$331.0	$328.9	$338.2
BSG	35.2	43.4	41.8	44.5	44.5 (2)

Pro Forma Net Revenue	$277.1	$352.0	$372.8	$373.3	$382.7

Net Income (Loss) as Reported	($57.9)	$15.1	$9.8	$89.7	$93.8
Interest Expense, Net	57.4	51.8	32.7	25.5	25.0
Provision for Income Taxes	10.1	8.7	9.0	(39.6)	(35.3)
Depreciation and Amortization	37.3	42.0	46.8	41.2	41.5
Restructuring	2.2	0.3	0.1	1.0	2.5
Loss from Disposal of Assets	—	—	0.6	—	—
SFAS 123R Non-Cash Compensation	—	—	—	1.8	2.3
Impairment Losses on Intangible Assets	53.7	14.1	—	—	—
IOS North American Transition Expenses	—	1.9	3.8	0.8	(0.3)
Facilities Move Expense	—	—	2.2	5.3	1.0
Loss on Extinguishment of Debt	—	—	42.8	0.9	—
Data Processing Contract Termination Fee	—	—	—	1.0	1.0
Litigation Settlement	—	—	—	0.4	0.4
Non-Operating (Gains) Losses	—	—	(1.4)	(0.3)	(0.2)
Pre Acquisition Brience EBITDA Loss	1.8	—	—	—	—

Adjusted EBITDA	$104.5	$133.8	$146.4	$127.7	$131.6
BSG Adjusted EBITDA	19.2	24.8	23.6	25.0	25.0 (2)

Pro Forma Adjusted EBITDA	$123.7	$158.6	$170.0	$152.7	$156.6

1)	Net revenue excludes off-network database fees.
2)	Reflects CY 2006 results.